Exhibit 99.1

News Release

bioAffinity Technologies to Present Positive Research Data in Development of Its New Test Measuring Asthma and COPD-Related Lung Inflammation and Drug-Related Receptors at CHEST 2026

Findings report on ability to measure cellular and soluble inflammatory protein biomarkers in sputum, including biologic drug targets

Company advances research and development in diagnostic tests for major lung diseases building on CyPath® Lung + AI foundation

Global asthma therapeutics market projected to reach $47.6 billion by 2034

SAN ANTONIO, Texas – October 13, 2026 – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company developing noninvasive healthcare solutions for the early detection and monitoring of lung disease, today announced it will present new data at CHEST 2026, the annual meeting of the American College of Chest Physicians, on the Company’s sputum-based tests in development to characterize lung inflammation and detect multiple protein biomarkers of lung inflammation, including biologic drug targets of therapeutics used to treat asthma and chronic obstructive pulmonary disease (COPD).

By providing a more complete picture of a patient’s inflammatory profile, this research approach may, with further development and validation, help inform identification of patients who could benefit from specific biologic therapies and support monitoring of lung inflammation over time, consistent with a precision medicine approach.

bioAffinity Technologies will present a poster, titled “Sputum as a Diagnostic Tool for the Measurement of Lung Inflammation in Asthma,” that describes a workflow based on the proprietary flow cytometry + AI platform used by the Company’s commercially available noninvasive CyPath® Lung diagnostic for lung cancer.

The poster reports research on measuring key cytokines and cell-surface receptors involved in lung inflammation, including targets of approved and emerging biologic therapies for asthma and COPD. Data show that the test in development can detect multiple targets in sputum using a combination of cellular and proteomic analysis. Data are specifically provided for soluble and cellular biologic drug targets that play different roles in driving inflammation:

●	TSLP: an epithelial alarmin that is an early trigger of inflammation. It is targeted by tezepelumab (Tezspire) and related drugs.

●	CRLF2: a cell-surface receptor for TSLP targeted by the investigational therapeutic verkitug.
●	IL4-Rα (CD124): a receptor subunit present in IL-4 and IL-13 receptors involved in Th2 asthma inflammation and some forms of COPD. It is targeted by dupilumab (Dupixent).
●	IL-5: a cytokine that promotes the growth and activity of eosinophils, immune cells involved in eosinophilic asthma and some COPD. It is targeted by mepolizumab (Nucala).

References to these and other branded therapeutics identify biological pathways and drug targets studied in the research and do not constitute a claim that the Company’s test in development can be used to select, guide, monitor or otherwise inform the use of any named therapy. The test described is investigational and not yet available for clinical or diagnostic use.

According to the Asthma and Allergy Foundation of America1, an estimated 28 million Americans have asthma, including 5 million children, or seven out of 100 people under the age of 18. In 2020, asthma accounted for nearly 100,000 discharges from hospital inpatient care and almost 1 million emergency department visits. The global asthma therapeutics market is estimated at approximately $29.7 billion in 2025, projected to reach $47.6 billion by 2034.2 The market includes a growing range of biologic therapies that target specific pathways involved in inflammation.

“Lung inflammation in asthma is complex and heterogeneous, and clinicians need better tools to characterize what is happening in the lung and understand differences among patients,” said Gordon Downie, MD, PhD, bioAffinity Technologies Chief Medical Officer. “We believe this research represents an important step toward a better understanding of distinct types of lung inflammation and targeted treatment specific to each patient.”

Dr. Downie will lead a discussion at CHEST 2026 on the clinical use of CyPath Lung and the development of sputum-based tests to characterize lung inflammation in patients with asthma and COPD. The discussion will take place in Learning Theater 4 at 12:30 p.m. on October 21.

In the study, sputum samples were collected from people with asthma, smokers without asthma, smokers with COPD, a smoker with both COPD and asthma, and healthy individuals. Immune cell populations were analyzed by flow cytometry and inflammatory proteins (cytokines) were measured by an enzyme-linked immunosorbent assay (ELISA). The combined data were analyzed using machine learning.

By measuring the inflammatory markers in sputum, the Company’s ongoing research aims to improve understanding of different patterns of lung inflammation, with the goal of ultimately helping identify and monitor patients who may be most likely to benefit from specific treatments, subject to further research and validation.

1 Asthma and Allergy Foundation of America, Asthma Fact and Figures

2 Fortune Business Insights, Asthma Therapeutics Market Size, Share & Industry Analysis, September 2026

“Our research shows the potential to measure cellular and protein features directly from sputum, including selected targets associated with specific biologic drugs,” said William Bauta, PhD, bioAffinity Technologies Chief Science Officer. “We believe this test could provide a more detailed picture of lung inflammation and, with further study, help doctors discern among treatment options and track inflammatory changes in the lung over time.”

CHEST 2026 Presentation Details

Title: Sputum as a Diagnostic Tool for the Measurement of Lung Inflammation in Asthma
Poster: 3071
Session: Original Investigation / Allergy-Airway
Date: October 20, 2026
Time: 1:45–2:30 p.m.
Location: Phoenix Convention Center, Phoenix, AZ

About CyPath Lung

CyPath Lung by bioAffinity Technologies is a noninvasive test designed to improve the early detection of lung cancer in patients at high risk for the disease. CyPath Lung uses advanced flow cytometry and proprietary artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. CyPath Lung incorporates a novel fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. In a published clinical trial of high-risk patients, CyPath Lung demonstrated 92% sensitivity, 87% specificity, 88% accuracy and 99% negative predictive value (NPV) in detecting lung cancer in patients at high risk for the disease who had small indeterminate lung nodules less than 20 millimeters. The high NPV may help inform physician decision-making when evaluating whether further invasive procedures are warranted. CyPath Lung is marketed as a Laboratory Developed Test (LDT), is not intended for use as a sole diagnostic tool, and should be considered alongside other clinical findings. For more information, visit www.cypathlung.com.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. LDTs are overseen under the Clinical Laboratory Improvement Amendments (CLIA), which are administered by the Centers for Medicare & Medicaid Services. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding: the Company’s research and development of sputum-based tests to characterize lung inflammation and detect protein biomarkers, including biologic drug targets, for asthma and COPD; the potential clinical utility, benefits, or future availability of such tests, including their potential to help identify or monitor patients who may benefit from specific biologic therapies or to support a precision medicine approach; the Company’s plans and expectations regarding ongoing research, development, and validation of its sputum-based tests; expectations regarding the content and conclusions of the poster presentation and discussion at CHEST 2026; projections of the global asthma therapeutics market size, including the estimate that the market will reach $47.6 billion by 2034; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

investors@bioaffinitytech.com

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